Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, furnished herewith.

Armstrong Holdings, Inc. and

Armstrong World Industries, Inc.

(the “Companies”)

Written Statement by Chief Financial Officer

Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I certify to the best of my knowledge and belief that the Companies’ Form 10-Q periodic report containing their respective financial statements for the fiscal quarter ended March 31, 2006 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Companies as of that date.

/s/ F. Nicholas Grasberger III
F. Nicholas Grasberger III
Senior Vice President and Chief Financial Officer Armstrong Holdings, Inc. and Armstrong World Industries, Inc.

Dated: April 27, 2006

A signed original of this written statement required by Section 906 has been provided to the Companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.